Exhibit 99.1
Increases FY18 EPS Guidance
Announces $3 Billion Share Repurchase Authorization

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income Per Share Attributable to CBI (EPS)
Third Quarter Fiscal Year 2018 Financial Highlights (1) | In millions, except per share data
Reported	$1,799	$487	NA	$2.44
% Change	(1%)	(9%)	NA	23%
Comparable	$1,799	$550	$582	$2.00
% Change	(1%)	3%	4%	2%
(1) Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable

HIGHLIGHTS

•	Achieves reported basis EPS of $2.44 and comparable basis EPS of $2.00, an increase of 23% and 2%, respectively

•	Generates $1.5 billion of operating cash flow and $763 million of free cash flow

•	Increases fiscal 2018 reported basis EPS outlook to $8.50 - $8.60 and comparable basis EPS outlook to $8.40 - $8.50

•	Affirms fiscal 2018 operating cash flow target of approximately $2.0 billion and free cash flow projection of $725 - $825 million

•	Repurchases 1.1 million shares of common stock for $225 million during the quarter

•	Board of Directors authorizes new $3 billion share repurchase program; $308 million remaining on existing authorization

•	Declares quarterly cash dividend

•	Invests in Canopy Growth Corporation; recognizes $217 million unrealized gain in reported basis results

•
The beer business grew depletions more than 9% and drove 80% of total U.S. beer category growth and claimed 4 of the “Top 10” share gainer positions, with Modelo Especial, Corona Extra, Modelo Chelada Tamarindo Picante and Pacifico.

•	Key wine and spirits Focus Brands posted double digit depletion growth, including Kim Crawford, Meiomi, Black Box, Ruffino, Robert Mondavi Private Selection and High West Whiskey.

“It’s been a dynamic time for our business. In 2017, Constellation was one of the best performers among S&P 500 Consumer Staples stocks driven by the overall strength of our results and the ongoing growth prospects for our business. We recently established a first mover advantage in an emerging consumer category with our investment in Canopy Growth. We continue to make smart investments with the planned addition of a fifth furnace at our glass production plant in Nava. And, we are pleased with the outcome of tax reform legislation that allows U.S. companies to remain competitive globally and we believe it will be positive for Constellation going forward.”

Rob Sands
President and CEO

beer
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
November 30, 2017	59.6		$1,040.1	$392.4
November 30, 2016	56.3		$964.6	$335.7
% Change	5.9%	9.1%	7.8%	16.9%
HIGHLIGHTS

•	The Modelo brand family drove strong portfolio performance and share gains with depletion growth of almost 17%.

•
Shipment growth was below depletion growth primarily due to timing. Year-to-date shipments grew at almost 8.5%. The beer business continues to target high-single digit volume growth and 9% - 11% net sales growth for fiscal 2018, with EBIT growth in the 18% - 19% range.

•	Operating margin increased 290 basis points to 37.7%, driven primarily by strong operating performance and favorable pricing.

●  The beer business won the Labor Day and Thanksgiving holidays with leading share gains in the U.S. beer market. Corona Extra and Modelo Especial continue to drive the growth of the portfolio with ongoing distribution and velocity gains.

BREWED WITH A
FIGHTING SPIRIT
CERVEZA
Modelo
1925
Especial
Modelo
Especial
IMPORTED BEER
CERVEZA
Modelo
CERVECERIA MODELO
MEXICO
1925
Especial
BREWED IN MEXICO

● The addition of a fifth furnace at the glass production facility in Nava is a high return investment, as it represents the lowest cost source of glass supply.

wine and spirits
	Shipment Volume	Organic Shipment Volume (1)	Depletion Volume	Net Sales (2)	Organic Net Sales (1)	Operating Income (2)
Three Months Ended | In millions; branded product, 9-liter case equivalents
November 30, 2017	14.8	14.7		$759.0	$749.1	$199.0
November 30, 2016	18.3	15.2		$845.9	$747.0	$231.0
% Change	(19.1%)	(3.3%)	(2.5%)	(10.3%)	0.3%	(13.9%)
(2) Three months ended November 30, 2016, includes net sales and operating income that are no longer part of the wine and spirits segment results after the sale of the Canadian wine business of $99 million and $17 million, respectively.
HIGHLIGHTS

•
Year to date depletions are slightly positive. Excluding the impact of the Canadian wine business divestiture, the wine and spirits business is targeting net sales growth at the low end of the 4% - 6% range for fiscal 2018 driven primarily by mix benefits.

•
Operating margin decreased 110 basis points to 26.2%, as mix benefits from portfolio premiumization efforts were more than offset by higher COGS and marketing investments. Year to date, operating margins expanded 170 basis points.

● Acquired brands including The Prisoner, Meiomi, and Charles Smith wine brands, as well as High West Whiskey, delivered exceptional depletion growth of 21%, 14%, 89% and 28%, respectively.
● The national television advertising campaign for Kim Crawford drove accelerating growth trends for the brand during the key holiday selling season.

“Our new, multi-year $3 billion share repurchase program, along with more than $200 million in share repurchases this quarter, demonstrates our confidence in our future growth prospects. We have significant capital allocation flexibility to invest in our business and return cash to shareholders, while remaining committed to our leverage target.”
AWARDS + RECOGNITION

Whisky Advocate Magazine named High West Campfire #14 of the Top 20 Whiskies of 2017. “Campfire combines straight Indiana rye, straight Indiana bourbon, and peated blended malt scotch...This is a robust and beefy whiskey, with smoke reminiscent of Southern barbecue.” - Whisky Advocate

David Klein
Executive Vice President and Chief Financial Officer

QUARTERLY DIVIDEND
On January 4, 2018, Constellation’s board of directors declared a quarterly cash dividend of $0.52 per share of Class A Common Stock and $0.47 per share of Class B Common Stock, payable on February 23, 2018, to stockholders of record as of the close of business on February 9, 2018.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on the Internet at the company’s website: www.cbrands.com under “Investors,” prior to the call.

OUTLOOK The table below sets forth management’s current EPS expectations for fiscal 2018 compared to fiscal 2017 actual results, both on a reported basis and a comparable basis.
	Reported Basis		Comparable Basis
	FY18 Estimate	FY17 Actual	FY18 Estimate	FY17 Actual
Fiscal Year Ending February 28	$8.50 - $8.60	$7.52	$8.40 - $8.50	$6.76

For fiscal 2018, the beer business continues to target net sales growth in the range of 9 - 11 percent and operating income growth is now targeted in the range of 18 - 19 percent. For the wine and spirits business, the company continues to expect net sales to decrease in the range of 4 - 6 percent and operating income to be flat. These projections include the estimated impact of the December 2016 divestiture of the Canadian wine business and the estimated incremental benefits from the High West, Charles Smith and Prisoner acquisitions. Excluding the $311 million of net sales and $50 million of operating income from the fiscal 2017 wine and spirits segment results related to the Canadian wine business divestiture, the company expects net sales growth of 4 - 6 percent and operating income growth of 5 - 7 percent for fiscal 2018. For the wine and spirits business, the company now expects results that will be at the lower end of the ranges provided for fiscal 2018.
Full-year fiscal 2018 guidance also includes the following current assumptions:

●  Interest expense: $330 - $340 million
●  Tax rate: approximately 20 percent, which excludes potential impact from U.S. tax reform
●  Weighted average diluted shares outstanding: approximately 201 million
●  Operating cash flow: $1.9 - $2.1 billion
		● Capital expenditures: $1.175 - $1.275 billion, including approximately $1.0 billion targeted for Mexico beer operations expansion activities ● Free cash flow: $725 - $825 million
The increased reported basis EPS guidance reflects a $217 million pretax unrealized gain from the mark to fair value of the Company’s investment in Canopy Growth Corporation, which is included in income from unconsolidated investments, and a $59 million pretax loss associated with the restructuring of an agreement with Owens-Illinois, which is included in selling, general and administrative expenses.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S. In addition, Constellation is the world leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Franciscan Estate, Ruffino and The Prisoner. The company’s premium spirits brands include SVEDKA Vodka, Casa Noble Tequila and High West Whiskey.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 10,000 talented employees. We express our company vision: to elevate life with every glass raised.
To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 | Amy Martin 585-678-7141	Patty Yahn-Urlaub 585-678-7483 | Bob Czudak 585-678-7170

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, estimated revenues, projected costs, estimated diluted EPS, expected cash flow, prospects, plans and objectives of management, manner and timing of share repurchases pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on February 28, 2018, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	beer operations expansion, construction and optimization activities, and costs and timing associated with these activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with previously announced acquisitions, investments, and divestitures;

•	exact duration of the share repurchase implementation and the amount, timing, and source of funds for any share repurchases;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•	general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets,

unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, the actual duration of reinvestment of earnings in certain foreign subsidiaries, and other factors which could impact the company’s reported financial position, results of operations or effective tax rate, and accuracy of any associated projections;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2017, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (unaudited)

	November 30, 2017	February 28, 2017
Assets
Current assets:
Cash and cash equivalents	$154.5	$177.4
Accounts receivable	779.5	737.0
Inventories	2,167.6	1,955.1
Prepaid expenses and other	444.0	360.5
Total current assets	3,545.6	3,230.0
Property, plant and equipment	4,551.0	3,932.8
Goodwill	8,085.7	7,920.5
Intangible assets	3,303.8	3,377.7
Other assets	621.0	141.4
Total assets	$20,107.1	$18,602.4

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$1,212.8	$606.5
Current maturities of long-term debt	23.2	910.9
Accounts payable	742.2	559.8
Other accrued expenses and liabilities	557.7	620.4
Total current liabilities	2,535.9	2,697.6
Long-term debt, less current maturities	8,114.2	7,720.7
Deferred income taxes	1,233.6	1,133.6
Other liabilities	214.3	165.7
Total liabilities	12,098.0	11,717.6
CBI stockholders’ equity	7,993.9	6,891.2
Noncontrolling interests	15.2	(6.4)
Total stockholders’ equity	8,009.1	6,884.8
Total liabilities and stockholders’ equity	$20,107.1	$18,602.4

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Sales	$1,978.9	$1,992.7	$6,391.4	$6,268.5
Excise taxes	(179.8)	(182.2)	(572.3)	(565.0)
Net sales	1,799.1	1,810.5	5,819.1	5,703.5
Cost of product sold	(891.6)	(919.1)	(2,851.0)	(2,961.8)
Gross profit	907.5	891.4	2,968.1	2,741.7
Selling, general and administrative expenses	(420.7)	(357.4)	(1,199.3)	(1,044.1)
Operating income	486.8	534.0	1,768.8	1,697.6
Income from unconsolidated investments	249.1	27.5	249.7	28.2
Interest expense	(81.4)	(77.6)	(245.1)	(256.3)
Loss on write-off of debt issuance costs	(10.3)	—	(19.1)	—
Income before income taxes	644.2	483.9	1,754.3	1,469.5
Provision for income taxes	(149.5)	(78.9)	(352.3)	(392.2)
Net income	494.7	405.0	1,402.0	1,077.3
Net (income) loss attributable to noncontrolling interests	(3.6)	0.9	(8.6)	5.8
Net income attributable to CBI	$491.1	$405.9	$1,393.4	$1,083.1

Net income per common share attributable to CBI:
Basic – Class A Common Stock	$2.54	$2.04	$7.22	$5.46
Basic – Class B Convertible Common Stock	$2.31	$1.85	$6.55	$4.95

Diluted – Class A Common Stock	$2.44	$1.98	$6.93	$5.27
Diluted – Class B Convertible Common Stock	$2.26	$1.82	$6.40	$4.86

Weighted average common shares outstanding:
Basic – Class A Common Stock	171.922	177.513	171.854	177.171
Basic – Class B Convertible Common Stock	23.333	23.353	23.339	23.353

Diluted – Class A Common Stock	201.177	205.455	201.183	205.484
Diluted – Class B Convertible Common Stock	23.333	23.353	23.339	23.353

Cash dividends declared per common share:
Class A Common Stock	$0.52	$0.40	$1.56	$1.20
Class B Convertible Common Stock	$0.47	$0.36	$1.41	$1.08

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Nine Months Ended
	November 30, 2017	November 30, 2016
Cash flows from operating activities
Net income	$1,402.0	$1,077.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	214.4	175.3
Deferred tax provision	91.4	114.7
Impairment and amortization of intangible assets	91.2	8.4
Loss on contract termination	59.0	—
Stock-based compensation	45.5	44.4
Amortization and loss on write-off of debt issuance costs	27.6	9.6
Unrealized gain on equity securities	(216.8)	—
Equity in earnings of equity method investees, net of distributed earnings	(20.5)	(16.2)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Accounts receivable	(38.4)	(121.5)
Inventories	(221.7)	(193.9)
Prepaid expenses and other current assets	(78.3)	(30.4)
Accounts payable	157.7	290.0
Other accrued expenses and liabilities	(68.6)	76.9
Other	23.9	(18.9)
Total adjustments	66.4	338.4
Net cash provided by operating activities	1,468.4	1,415.7

Cash flows from investing activities
Purchases of property, plant and equipment	(705.6)	(591.6)
Investment in equity securities	(191.3)	—
Purchases of businesses, net of cash acquired	(131.9)	(542.2)
Payments related to sale of business	(5.0)	—
Other investing activities	(4.5)	(15.3)
Net cash used in investing activities	(1,038.3)	(1,149.1)

Cash flows from financing activities
Principal payments of long-term debt	(6,522.8)	(907.7)
Dividends paid	(301.1)	(238.3)
Purchases of treasury stock	(239.2)	(372.6)
Payments of debt issuance costs	(32.4)	(6.6)
Payments of minimum tax withholdings on stock-based payment awards	(22.9)	(66.9)
Proceeds from issuance of long-term debt	6,017.9	1,350.1
Net proceeds from (repayments of) short-term borrowings	604.9	(55.9)
Proceeds from shares issued under equity compensation plans	37.5	39.3
Excess tax benefits from stock-based payment awards	—	112.2
Net cash used in financing activities	(458.1)	(146.4)

Effect of exchange rate changes on cash and cash equivalents	5.1	(6.0)

Net increase (decrease) in cash and cash equivalents	(22.9)	114.2
Cash and cash equivalents, beginning of period	177.4	83.1
Cash and cash equivalents, end of period	$154.5	$197.3

Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.
The company’s more significant acquisitions impacting the periods below consist of (i)  Prisoner (acquired April 29, 2016) and (ii)  High West (acquired October 14, 2016) and Charles Smith (acquired October 19, 2016), collectively, the October 2016 Wine and Spirits Acquisitions. The divestiture impacting the periods below consists of the Canadian Divestiture (sold December 17, 2016).

	Three Months Ended			Nine Months Ended
	November 30, 2017	November 30, 2016	Percent Change	November 30, 2017	November 30, 2016	Percent Change
Consolidated net sales	$1,799.1	$1,810.5	(1%)	$5,819.1	$5,703.5	2%
Less: Prisoner (1)	—	—		(13.2)	—
Less: October 2016 Wine and Spirits Acquisitions (2)	(9.9)	—		(37.2)	—
Less: Canadian Divestiture (3)	—	(98.9)		—	(288.6)
Consolidated organic net sales	$1,789.2	$1,711.6	5%	$5,768.7	$5,414.9	7%

Beer net sales	$1,040.1	$964.6	8%	$3,661.3	$3,338.1	10%

Wine and Spirits net sales	$759.0	$845.9	(10%)	$2,157.8	$2,365.4	(9%)
Less: Prisoner (1)	—	—		(13.2)	—
Less: October 2016 Wine and Spirits Acquisitions (2)	(9.9)	—		(37.2)	—
Less: Canadian Divestiture (3)	—	(98.9)		—	(288.6)
Wine and Spirits organic net sales	$749.1	$747.0	—%	$2,107.4	$2,076.8	1%

(1)	For the period March 1, 2017, through April 28, 2017, included in the nine months ended November 30, 2017.

(2)
For the periods September 1, 2017, through the applicable periods in October 2017, and March 1, 2017, through the applicable periods in October 2017, included in the three months and nine months ended November 30, 2017, respectively.

(3)	For the periods September 1, 2016, through November 30, 2016, and March 1, 2016, through November 30, 2016, included in the three months and nine months ended November 30, 2016, respectively.

Constellation Brands, Inc. and Subsidiaries
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2017	November 30, 2016	Percent Change	November 30, 2017	November 30, 2016	Percent Change
Beer (1)
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	59.6	56.3	5.9%	211.6	195.2	8.4%

Depletion volume (2)			9.1%			9.5%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	14.8	18.3	(19.1%)	43.4	52.9	(18.0%)
Organic shipment volume (3) (4)	14.7	15.2	(3.3%)	43.0	43.6	(1.4%)
U.S. Domestic shipment volume	13.6	14.0	(2.9%)	40.1	40.6	(1.2%)
U.S. Domestic organic shipment volume (3)	13.5	14.0	(3.6%)	39.8	40.6	(2.0%)
U.S. Domestic Focus Brands shipment volume (5)	8.5	8.1	4.9%	24.7	23.4	5.6%
U.S. Domestic organic Focus Brands shipment volume (5) (6)	8.5	8.1	4.9%	24.5	23.4	4.7%

U.S. Domestic depletion volume (2) (7)			(2.5%)			0.5%
U.S. Domestic Focus Brands depletion volume (2) (5) (8)			2.6%			6.3%

(1)
Previously reported Beer shipment and depletion volumes were restated in the fourth quarter of fiscal 2017 for an immaterial error associated with the conversion of 7-ounce Coronita case equivalents to 12-ounce case equivalents.

(2)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.

(3)	Includes an adjustment to remove:

•	Prisoner shipment volumes for the period March 1, 2017, through April 28, 2017, for the nine months ended November 30, 2017; and

•
High West and Charles Smith shipment volumes for the periods September 1, 2017, through the applicable periods in October 2017, and March 1 ,2017, through the applicable periods in October 2017, for the three months and nine months ended November 30, 2017, respectively.

(4)
Includes an adjustment to remove shipment volumes associated with the business sold in connection with the Canadian Divestiture for the periods September 1, 2016, through November 30, 2016, and March 1, 2016, through November 30, 2016, for the three months and nine months ended November 30, 2016, respectively.

(5)
U.S. Domestic Focus Brands include the following brands:  7 Moons, Black Box, Casa Noble, Clos du Bois, Estancia, Franciscan, High West, Kim Crawford, Kung Fu Girl, Mark West, Meiomi, Mount Veeder, Nobilo, Ravage, Robert Mondavi, Ruffino, Simi, SVEDKA Vodka, The Dreaming Tree, The Prisoner and The Velvet Devil.

(6)	Includes an adjustment to remove:

•	The Prisoner shipment volumes for the period March 1, 2017, through April 28, 2017, for the nine months ended November 30, 2017; and

•
High West, Kung Fu Girl and The Velvet Devil shipment volumes for the periods September 1, 2017, through the applicable periods in October 2017, and March 1, 2017, through the applicable periods in October 2017, for the three months and nine months ended November 30, 2017, respectively.

(7)	Includes depletion of:

•	Prisoner products for the prior comparable period of March 1, 2016, through April 28, 2016, for the nine months ended November 30, 2016; and

•
High West and Charles Smith products for the prior comparable periods of September 1, 2016, through the applicable periods in October 2016, and March 1, 2016, through the applicable periods in October 2016, for the three months and nine months ended November 30, 2016, respectively.

(8)	Includes depletion of:

•	The Prisoner for the prior comparable period of March 1, 2016, through April 28, 2016, for the nine months ended November 30, 2016; and

•
High West, Kung Fu Girl and The Velvet Devil for the prior comparable periods of September 1, 2016, through the applicable periods in October 2016, and March 1, 2016, through the applicable periods in October 2016, for the three months and nine months ended November 30, 2016, respectively.

Constellation Brands, Inc. and Subsidiaries SUMMARIZED SEGMENT AND INCOME FROM UNCONSOLIDATED INVESTMENTS INFORMATION (in millions) (unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2017	November 30, 2016	Percent Change	November 30, 2017	November 30, 2016	Percent Change
Beer
Segment net sales	$1,040.1	$964.6	8%	$3,661.3	$3,338.1	10%
Segment gross profit	$567.0	$499.4	14%	$1,997.6	$1,687.1	18%
% Net sales	54.5%	51.8%		54.6%	50.5%
Segment operating income	$392.4	$335.7	17%	$1,459.2	$1,195.7	22%
% Net sales	37.7%	34.8%		39.9%	35.8%

Wine and Spirits
Wine net sales	$666.6	$754.3	(12%)	$1,882.3	$2,102.8	(10%)
Spirits net sales	92.4	91.6	1%	275.5	262.6	5%
Segment net sales	$759.0	$845.9	(10%)	$2,157.8	$2,365.4	(9%)
Segment gross profit	$344.3	$385.0	(11%)	$978.6	$1,038.5	(6%)
% Net sales	45.4%	45.5%		45.4%	43.9%
Segment operating income	$199.0	$231.0	(14%)	$589.7	$604.7	(2%)
% Net sales	26.2%	27.3%		27.3%	25.6%
Segment income from unconsolidated investments	$32.1	$27.7	16%	$32.3	$28.4	14%

Corporate Operations and Other
Segment operating loss	$(41.3)	$(35.1)	18%	$(120.2)	$(99.9)	20%
Segment income (loss) from unconsolidated investments	$0.1	$(0.2)	NM	$0.5	$(0.2)	NM

Consolidated operating income	$486.8	$534.0		$1,768.8	$1,697.6
Comparable Adjustments	63.3	(2.4)		159.9	2.9
Comparable operating income	$550.1	$531.6		$1,928.7	$1,700.5

Consolidated income from unconsolidated investments	$249.1	$27.5		$249.7	$28.2
Comparable Adjustments	(216.9)	—		(216.9)	—
Comparable income from unconsolidated investments	$32.2	$27.5		$32.8	$28.2

Consolidated EBIT	$582.3	$559.1		$1,961.5	$1,728.7
NM=Not Meaningful

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended November 30, 2017			Three Months Ended November 30, 2016			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$1,799.1		$1,799.1	$1,810.5		$1,810.5	(1%)	(1%)
Cost of product sold	(891.6)	$3.8		(919.1)	$(7.0)
Gross profit	907.5	3.8	$911.3	891.4	(7.0)	$884.4	2%	3%
Selling, general and administrative expenses	(420.7)	59.5		(357.4)	4.6
Operating income	486.8	63.3	$550.1	534.0	(2.4)	$531.6	(9%)	3%
Income from unconsolidated investments	249.1	(216.9)		27.5
EBIT			$582.3			$559.1	NA	4%
Interest expense	(81.4)			(77.6)
Loss on write-off of debt issuance costs	(10.3)	10.3		—
Income before income taxes	644.2	(143.3)	$500.9	483.9	(2.4)	$481.5	33%	4%
Provision for income taxes (1)	(149.5)	54.8		(78.9)	(0.2)
Net income	494.7	(88.5)		405.0	(2.6)
Net (income) loss attributable to noncontrolling interests	(3.6)			0.9
Net income attributable to CBI	$491.1	$(88.5)	$402.6	$405.9	$(2.6)	$403.3	21%	—%

EPS (2)	$2.44	$(0.44)	$2.00	$1.98	$(0.01)	$1.96	23%	2%

Weighted average common shares outstanding – diluted	201.177		201.177	205.455		205.455

Gross margin	50.4%		50.7%	49.2%		48.8%
Operating margin	27.1%		30.6%	29.5%		29.4%
Effective tax rate	23.2%		18.9%	16.3%		16.4%

	Three Months Ended November 30, 2017				Three Months Ended November 30, 2016
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Related Charges	Other (4)	Total	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Related Charges	Other (4)	Total
Cost of product sold	$(7.2)	$—	$3.4	$(3.8)	$(4.9)	$—	$11.9	$7.0
Selling, general and administrative expenses	$(4.5)	$(4.1)	$(50.9)	$(59.5)	$(2.1)	$0.1	$(2.6)	$(4.6)
Operating income (loss)	$(11.7)	$(4.1)	$(47.5)	$(63.3)	$(7.0)	$0.1	$9.3	$2.4
Income from unconsolidated investments	$—	$—	$216.9	$216.9	$—	$—	$—	$—
Loss on write-off of debt issuance costs	$—	$—	$(10.3)	$(10.3)	$—	$—	$—	$—
(Provision for) benefit from income taxes (1)	$4.3	$1.5	$(60.6)	$(54.8)	$4.1	$(0.1)	$(3.8)	$0.2
Net income (loss) attributable to CBI	$(7.4)	$(2.6)	$98.5	$88.5	$(2.9)	$—	$5.5	$2.6

EPS (2)	$(0.04)	$(0.01)	$0.49	$0.44	$(0.01)	$—	$0.03	$0.01

(1)	The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized.

(2)	May not sum due to rounding as each item is computed independently.

(3)
For the three months ended November 30, 2017, acquisitions, divestitures and related costs consist of transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of the Schrader Cellars business in June 2017, the acquisition of Prisoner, and the investment in Canopy Growth Corporation in November 2017. For the three months ended November 30, 2016, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisitions of Prisoner and High West, and (ii)  a net gain recognized in connection with the Canadian Divestiture and related activities.

(4)
For the three months ended November 30, 2017, other consists primarily of an unrealized gain from the mark to fair value of our investment in Canopy Growth Corporation, partially offset by a loss associated with the restructuring of an agreement with Owens-Illinois and a loss on the write-off of debt issuance costs. For the three months ended November 30, 2016, other consists of a net gain from the mark to fair value of undesignated commodity derivative contracts.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Nine Months Ended November 30, 2017			Nine Months Ended November 30, 2016			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$5,819.1		$5,819.1	$5,703.5		$5,703.5	2%	2%
Cost of product sold	(2,851.0)	$8.1		(2,961.8)	$(16.1)
Gross profit	2,968.1	8.1	$2,976.2	2,741.7	(16.1)	$2,725.6	8%	9%
Selling, general and administrative expenses	(1,199.3)	151.8		(1,044.1)	19.0
Operating income	1,768.8	159.9	$1,928.7	1,697.6	2.9	$1,700.5	4%	13%
Income from unconsolidated investments	249.7	(216.9)		28.2
EBIT			$1,961.5			$1,728.7	NA	13%
Interest expense	(245.1)			(256.3)
Loss on write-off of debt issuance costs	(19.1)	19.1		—
Income before income taxes	1,754.3	(37.9)	$1,716.4	1,469.5	2.9	$1,472.4	19%	17%
Provision for income taxes (1)	(352.3)	14.7		(392.2)	(1.3)
Net income	1,402.0	(23.2)		1,077.3	1.6
Net (income) loss attributable to noncontrolling interests	(8.6)			5.8
Net income attributable to CBI	$1,393.4	$(23.2)	$1,370.2	$1,083.1	$1.6	$1,084.7	29%	26%

EPS (2)	$6.93	$(0.12)	$6.81	$5.27	$0.01	$5.28	31%	29%

Weighted average common shares outstanding – diluted	201.183		201.183	205.484		205.484

Gross margin	51.0%		51.1%	48.1%		47.8%
Operating margin	30.4%		33.1%	29.8%		29.8%
Effective tax rate	20.1%		19.7%	26.7%		26.7%

	Nine Months Ended November 30, 2017				Nine Months Ended November 30, 2016
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (5)	Restructuring and Related Charges	Other (6)	Total	Acquisitions, Divestitures and Related Costs (5)	Restructuring and Related Charges	Other (6)	Total
Cost of product sold	$(17.0)	$—	$8.9	$(8.1)	$(18.6)	$—	$34.7	$16.1
Selling, general and administrative expenses	$(10.0)	$(7.5)	$(134.3)	$(151.8)	$(15.5)	$(0.9)	$(2.6)	$(19.0)
Operating income (loss)	$(27.0)	$(7.5)	$(125.4)	$(159.9)	$(34.1)	$(0.9)	$32.1	$(2.9)
Income from unconsolidated investments	$—	$—	$216.9	$216.9	$—	$—	$—	$—
Loss on write-off of debt issuance costs	$—	$—	$(19.1)	$(19.1)	$—	$—	$—	$—
(Provision for) benefit from income taxes (1)	$9.6	$2.8	$(27.1)	$(14.7)	$13.3	$0.3	$(12.3)	$1.3
Net income (loss) attributable to CBI	$(17.4)	$(4.7)	$45.3	$23.2	$(20.8)	$(0.6)	$19.8	$(1.6)

EPS (2)	$(0.09)	$(0.02)	$0.23	$0.12	$(0.10)	$—	$0.10	$(0.01)

(5)
For the nine months ended November 30, 2017, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisitions of Prisoner, the Schrader Cellars business and the Obregon brewery in December 2016, and the investment in Canopy Growth Corporation, and (ii)  costs recognized in connection with the Canadian Divestiture and related activities. For the nine months ended November 30, 2016, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of Prisoner, the acquisition of the Meiomi business in August 2015 and the June 2013 beer business acquisition, and (ii)  net costs incurred in connection with the Canadian Divestiture and related activities.

(6)
For the nine months ended November 30, 2017, other consists primarily of an unrealized gain from the mark to fair value of our investment in Canopy Growth Corporation, partially offset by (i)  an impairment of certain intangible assets, (ii)  a loss associated with the restructuring of an agreement with Owens-Illinois and (iii)  a loss on the write-off of debt issuance costs. For the nine months ended November 30, 2016, other consists primarily of a net gain from the mark to fair value of undesignated commodity derivative contracts.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - EPS
(in millions, except per share data)
(unaudited)

EPS Guidance

	Range for the Year Ending February 28, 2018
Forecasted EPS - reported basis (GAAP)	$8.50	$8.60
Acquisitions, divestitures and related costs (1)	0.10	0.10
Restructuring and related charges	0.03	0.03
Other (2)	(0.23)	(0.23)
Forecasted EPS - comparable basis (Non-GAAP) (3)	$8.40	$8.50

Actual for the Year Ended February 28, 2017
EPS - reported basis (GAAP)	$7.52
Acquisitions, divestitures and related costs (1)	(0.77)
Other (2)	0.01
EPS - comparable basis (Non-GAAP) (3)	$6.76

(1)
Includes an estimated $0.02, $0.02, $0.01, $0.01 and $0.01 EPS for the year ending February 28, 2018, associated primarily with transaction, integration and other acquisition-related costs in connection with the Prisoner acquisition, the Schrader Cellars wine acquisition, the Obregon brewery acquisition, the October 2016 Wine and Spirits Acquisitions and the investment in Canopy Growth Corporation, respectively, and an estimated $0.01 EPS for the year ending February 28, 2018, associated with costs in connection with the Canadian Divestiture and related activities. Includes ($0.88) EPS for the year ended February 28, 2017, associated with a net gain in connection with the Canadian Divestiture and related activities, partially offset by $0.03, $0.03, $0.02, $0.01 and $0.01 EPS for the year ended February 28, 2017, associated with transaction, integration and other acquisition-related costs in connection with the acquisitions of Prisoner, the June 2013 beer business, Meiomi, High West and other acquisitions, respectively. (3)

(2)
Includes an estimated ($0.69), ($0.03), ($0.03) and ($0.02) EPS for the year ending February 28, 2018, associated primarily with an unrealized gain from the mark to fair value of our investment in Canopy Growth Corporation, a gain in connection with the reduction in estimated fair value of a contingent liability associated with a prior period acquisition, a net gain from the mark to fair value of undesignated commodity derivative contracts and a foreign currency translation gain related to business reorganization activities, respectively; partially offset by an estimated $0.27, $0.21 and $0.07 EPS for the year ending February 28, 2018, associated primarily with an impairment of certain intangible assets, a loss associated with the restructuring of an agreement with Owens-Illinois and a loss on the write-off of debt issuance costs, respectively. Includes ($0.12) EPS for the year ended February 28, 2017, associated with a net gain from the mark to fair value of undesignated commodity derivative contracts, partially offset by $0.12 EPS for the year ended February 28, 2017, associated with an impairment of certain intangible assets. (3)

(3)	May not sum due to rounding as each item is computed independently.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - FREE CASH FLOW
(in millions)
(unaudited)

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2018
Net cash provided by operating activities (GAAP)	$1,900.0	$2,100.0
Purchases of property, plant and equipment	(1,175.0)	(1,275.0)
Free cash flow (Non-GAAP)	$725.0	$825.0
	Actual for the Nine Months Ended November 30, 2017	Actual for the Nine Months Ended November 30, 2016
Net cash provided by operating activities (GAAP)	$1,468.4	$1,415.7
Purchases of property, plant and equipment	(705.6)	(591.6)
Free cash flow (Non-GAAP)	$762.8	$824.1